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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
Willbros Group, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Willbros Group, Inc. of our report dated May 25, 2001, relating to the statements of net assets available for plan benefits of Willbros Employees' 401(K) Investment Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 2000 annual report on Form 11-K of Willbros Employees' 401(K) Investment Plan.


                                           KPMG LLP

Houston, Texas
June 29, 2001